Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS THIRD QUARTER 2016 RESULTS

PHOENIX, November 3, 2016 (Globe Newswire) – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended October 2, 2016.

Third Quarter Highlights:

•	Net sales of $1.0 billion; a 15% increase from the same period in 2015
•	Comparable store sales growth of 1.3% and two-year comparable store sales growth of 7.5%
•	Net income of $24 million and diluted earnings per share of $0.16
•	Net income decreased $8 million from the same period in 2015, and $9 million from adjusted net income
•	Diluted earnings per share decreased $0.05 from diluted and adjusted diluted earnings per share in the same period in 2015
•	Raising the bottom of our full-year comparable store sales growth from 1.5% to 2.0%

“The Sprouts team delivered 15% sales growth, strong new store performance and our 38th consecutive quarter of positive same store sales, all despite a highly deflationary and competitive environment,” said Amin Maredia, chief executive officer of Sprouts Farmers Market. “The core fundamentals of our business remain strong, and we continue to prioritize product innovation, investing in our team members and infrastructure for scale, and enhancing the customer experience both in and out-of-store.”

In order to aid in understanding the company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented certain non-GAAP measures which are explained and reconciled to the GAAP measures in the tables included in this release. For 2016 and 2015, the company has referenced EBITDA and adjusted EBITDA, respectively. In addition, for 2015, the company has presented adjusted net income and adjusted earnings per share. In each case, the “adjusted” measure excludes the after-tax impact of disposal of assets, store closure and exit costs, secondary offering expenses and loss on extinguishment of debt.  For the first three quarters of 2016, such adjustments would be immaterial.  Accordingly, the company has presented net income, earnings per share and EBITDA for 2016 without adjustment and, where applicable, has provided comparisons of such measures to the corresponding adjusted measures from 2015. Where applicable, results are first presented on a GAAP basis and then on an adjusted basis.

Third Quarter 2016 Financial Results

Net sales for the third quarter of 2016 were $1.0 billion, a 15% increase compared to the same period in 2015.   Net sales growth was driven by a 1.3% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the quarter increased 11% to $292 million, resulting in a gross profit margin of 28.1%, a decrease of 80 basis points compared to the same period in 2015.  This reflects 60 basis points from increased price investments in certain categories in response to the ongoing deflationary and promotional environment and slightly higher shrink from lower comp sales, with an additional 20 basis points of deleverage from occupancy.

Direct store expenses (“DSE”) as a percentage of sales for the quarter increased 120 basis points to 20.9% compared to the same period in 2015.  Excluding the pre-tax loss on disposal of assets in the third quarter of 2015, DSE as a percentage of sales increased 130 basis points.  Thirty basis points of this increase related to cycling a lower medical benefit expense from the prior year.  The remaining increase was primarily due to deleverage from lower comp sales growth, higher payroll expense from planned increases in wages and training costs implemented at the beginning of the year, and the impact of opening a greater number of new stores in 2016.

Selling, general and administrative expenses (“SG&A”) as a percentage of sales for the quarter improved 10 basis points to 2.9%, compared to the same period in 2015. This was primarily driven by lower bonus expense versus the prior year, partially offset by higher stock compensation costs due to executive changes in 2015.

Net income for the quarter was $24 million, down $8 million, or 25% from the same period in 2015.  Excluding the after-tax impact of the loss on disposal of assets and the store closure and exit costs in the third quarter of 2015, net income for the quarter decreased $9 million, or 27% compared to adjusted net income of $33 million for the same period in 2015.  Diluted earnings per share was $0.16, a 24% decrease from diluted and adjusted diluted earnings per share of $0.21 for the same period in 2015.  These results were driven by lower margins as a result of the stepped-up promotional environment and increased store payroll.

Fiscal Year-to-Date Financial Results

For the 39-week period ended October 2, 2016, net sales were $3.1 billion, or a 15% increase compared to the same period in 2015.  Growth was driven by a 3.4% increase in comparable store sales and solid performance in new stores opened.  Net income was $107 million, up $6 million, or 6%, from the same period in 2015. Excluding the after-tax impact of the loss on extinguishment of debt, store closure and exit costs, secondary offering expenses and loss on disposal of assets through the first three quarters of 2015, net income increased $1 million, or 1%, compared to adjusted net income of $106 million for the same period in 2015. Diluted earnings per share was $0.71, a 9% increase from diluted earnings per share of $0.65 and a 4% increase from adjusted diluted earnings per share of $0.68 for the same period in 2015. These results were driven by fewer shares outstanding due to our repurchase program and higher gross margins due to deflation, partially offset by price investments, increased store payroll and equity-based compensation expense.

Growth and Development

During the third quarter of 2016, we opened 10 new stores: one each in Arizona, Georgia, Tennessee and Oklahoma; and six in California. Two additional stores have been opened in the fourth quarter, resulting in 35 stores opened year-to-date for a total of 252 stores in 13 states as of November 3, 2016. The company expects to open a total of 36 stores in 2016, representing a 17% increase in total store count.

Leverage and Liquidity

We generated cash from operations of $196 million year-to-date through October 2, 2016 and invested $135 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we repurchased 8.2 million shares of common stock for a total investment of $188 million through the third quarter of 2016 under our $150 million and $250 million share repurchase authorizations. We ended the quarter with a $205 million balance on our revolving credit facility, $2 million of letters of credit outstanding under the facility, and $50 million in cash and cash equivalents.  Subsequent to the end of the quarter and through October 31, 2016, we repurchased an additional 2.9 million shares of common stock for a total investment of $249 million year-to-date under both our share repurchase authorizations.

2016 Outlook

On September 7, 2016, we updated our third quarter and full-year 2016 guidance primarily due to the significant ongoing deflation and the stepped-up promotional environment. Given our third quarter performance, we have raised the bottom of full-year comparable store sales growth range and maintained our EPS guidance. This change and additional guidance for 2016 are provided below:

Full-Year 2016 Guidance
	52-week to 52-week	53-week to 52-week
Net sales growth	14.5% to 15%	12% to 12.5%
Unit growth	36 new stores	36 new stores
Comparable store sales growth (1)	2% to 2.5%	2% to 2.5%
Diluted earnings per share (2)	$0.83 to $0.86	$0.83 to $0.86
EBITDA growth (3)	0% to 2%	-3% to -1%
Capital expenditures	$160M to $165M	$160M to $165M
(net of landlord reimbursements)

(1)	Comparable store sales growth is on an equal 52-week to 52-week basis.
(2)	Based on a weighted average share count of approximately 150 million shares for 2016.
(3)	Compared to adjusted measures in 2015.

Please see the explanation and reconciliation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share to the comparable GAAP measures for the 13 and 39 weeks ended October 2, 2016 and September 27, 2015, as applicable, in the tables included below.

Third Quarter 2016 Conference Call

We will hold a conference call at 7 a.m. Pacific Daylight Time (10 a.m. Eastern Daylight Time) on Thursday, November 3, 2016, during which Sprouts executives will further discuss our third quarter 2016 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 95171746

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 95171746.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook and new store openings for 2016. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 24,000 team members and operates more than 250 stores in thirteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015
Net sales	$1,035,801	$903,069	$3,060,685	$2,662,728
Cost of sales, buying and occupancy	744,288	641,612	2,156,857	1,879,839
Gross profit	291,513	261,457	903,828	782,889
Direct store expenses	216,932	177,990	617,817	518,561
Selling, general and administrative expenses	29,664	27,075	91,482	74,492
Store pre-opening costs	3,446	1,825	11,625	7,105
Store closure and exit costs	24	167	159	1,711
Income from operations	41,447	54,400	182,745	181,020
Interest expense	(3,723)	(3,685)	(10,985)	(13,990)
Other income	135	171	326	345
Loss on extinguishment of debt	—	—	—	(5,481)
Income before income taxes	37,859	50,886	172,086	161,894
Income tax provision	(13,974)	(18,900)	(64,785)	(61,119)
Net income	$23,885	$31,986	$107,301	$100,775
Net income per share:
Basic	$0.16	$0.21	$0.72	$0.66
Diluted	$0.16	$0.21	$0.71	$0.65
Weighted average shares outstanding:
Basic	147,743	153,585	149,202	153,071
Diluted	150,024	155,952	151,568	155,841

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	October 2, 2016	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$50,290	$136,069
Accounts receivable, net	21,762	20,424
Inventories	195,217	165,434
Prepaid expenses and other current assets	24,500	23,288
Total current assets	291,769	345,215
Property and equipment, net of accumulated depreciation	577,409	494,067
Intangible assets, net of accumulated amortization	197,958	198,601
Goodwill	368,078	368,078
Other assets	20,138	19,003
Deferred income tax asset	—	1,400
Total assets	$1,455,352	$1,426,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$162,275	$134,480
Accrued salaries and benefits	25,759	30,717
Other accrued liabilities	47,502	50,253
Current portion of capital and financing lease obligations	9,419	14,972
Total current liabilities	244,955	230,422
Long-term capital and financing lease obligations	115,426	115,500
Long-term debt	205,000	160,000
Other long-term liabilities	111,907	97,450
Deferred income tax liability	18,719	—
Total liabilities	696,007	603,372
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 145,301,469 and 152,577,884 shares issued and outstanding, October 2, 2016 and January 3, 2016, respectively	145	153
Additional paid-in capital	594,281	577,393
Retained earnings	164,919	245,446
Total stockholders’ equity	759,345	822,992
Total liabilities and stockholders’ equity	$1,455,352	$1,426,364

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-nine Weeks Ended
	October 2, 2016	September 27, 2015
Cash flows from operating activities
Net income	$107,301	$100,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	59,997	50,665
Accretion of asset retirement obligation and closed facility reserve	237	251
Amortization of financing fees and debt issuance costs	347	617
Loss on disposal of property and equipment	226	1,257
Equity-based compensation	10,322	4,776
Loss on extinguishment of debt	—	5,481
Deferred income taxes	20,119	3,155
Changes in operating assets and liabilities:
Accounts receivable	(1,336)	(11,150)
Inventories	(29,784)	(18,996)
Prepaid expenses and other current assets	(1,212)	(25)
Other assets	(1,480)	(444)
Accounts payable	24,050	28,641
Accrued salaries and benefits	(4,959)	(6,251)
Other accrued liabilities	(2,762)	(370)
Other long-term liabilities	14,971	20,709
Cash flows from operating activities	196,037	179,091
Cash flows from investing activities
Purchases of property and equipment	(142,571)	(97,390)
Proceeds from sale of property and equipment	662	49
Purchase of leasehold interests	(491)	—
Cash flows used in investing activities	(142,400)	(97,341)
Cash flows from financing activities
Proceeds from revolving credit facility	45,000	260,000
Payments on revolving credit facility	—	(100,000)
Payments on term loan	—	(261,250)
Payments on capital lease obligations	(531)	(492)
Payments on financing lease obligations	(2,613)	(2,575)
Payments of deferred financing costs	—	(1,896)
Repurchase of common stock	(187,836)	—
Excess tax benefit for exercise of stock options	3,948	19,584
Proceeds from the exercise of stock options	2,616	6,366
Cash flows used in financing activities	(139,416)	(80,263)
(Decrease) / Increase in cash and cash equivalents	(85,779)	1,487
Cash and cash equivalents at beginning of the period	136,069	130,513
Cash and cash equivalents at the end of the period	$50,290	$132,000

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the company has referenced EBITDA for 2016 and for 2015, adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and they are a component of incentive compensation. The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion, and defines adjusted EBITDA as EBITDA as further adjusted to exclude store closure and exit costs, gains and losses from disposal of assets, expenses incurred by the company in its secondary public offerings and employment taxes paid by the company in connection with options exercised in those offerings (“Public Offering Expenses”) and the loss on extinguishment of debt. The company defines adjusted net income as net income excluding, gain and losses from disposal of assets, store closure and exit costs, Public Offering Expenses, the loss on extinguishment of debt and the related tax impact of those adjustments. For the thirteen and thirty-nine weeks ended October 2, 2016, such further adjustments to net income and EBITDA were immaterial; thus only EBITDA is presented.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and thirty-nine weeks ended October 2, 2016 and September 27, 2015:

SPROUTS FARMERS MARKET, INC.AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015
Net income	23,885	31,986	107,301	100,775
Income tax provision	13,974	18,900	64,785	61,119
Interest expense, net	3,723	3,685	10,985	13,990
Earnings before interest and taxes (EBIT)	41,582	54,571	183,071	175,884
Depreciation, amortization and accretion	21,245	17,922	60,234	50,916
Earnings before interest, taxes, depreciation and amortization (EBITDA)	62,827	72,493	243,305	226,800

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen and thirty-nine weeks ended September 27, 2015:

	Thirteen Weeks Ended	Thirty-nine Weeks Ended
	September 27, 2015	September 27, 2015
Net income	$31,986	$100,775
Income tax provision	18,900	61,119
Net income before income taxes	50,886	161,894
Store closure and exit costs (a)	167	1,711
Loss on disposal of assets (b)	869	1,274
Secondary offering expenses including employment taxes on options exercise (c)	—	335
Loss on extinguishment of debt (d)	—	5,481
Adjusted income tax provision (e)	(19,285)	(64,442)
Adjusted net income	32,637	106,253
Interest expense, net	3,684	13,981
Adjusted income tax provision (e)	19,285	64,442
Adjusted earnings before interest and taxes (EBIT)	55,606	184,676
Depreciation, amortization and accretion	17,874	50,714
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$73,480	$235,390
Adjusted Net Income Per Share
Net income per share—basic	$0.21	$0.66
Per share impact of net income adjustments	$—	$0.03
Adjusted net income per share—basic	$0.21	$0.69
Net income per share—diluted	$0.21	$0.65
Per share impact of net income adjustments	$—	$0.03
Adjusted net income per share—diluted	$0.21	$0.68

(a)

Store closure and exit costs represents reserves established for closed stores and facilities, adjustments to those reserves for changes in expectations for sublease or actual subleases or settlements with landlords. Ongoing expenses related with the closed facilities are also included. The company excluded store closure and exit costs from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(b)

Loss on disposal of assets represents the losses recorded in connection with the disposal of property and equipment.  The company excluded losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(c)

Secondary offering expenses including employment taxes on options exercises represents expenses the company incurred in its secondary public offerings and employment taxes paid by the company in connection with options exercised in those offerings. The company excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(d)

Loss on extinguishment of debt represents expenses the Company recorded in connection with its April 2015 refinancing, including write-off of deferred financing costs and original issue discounts associated with the former credit agreement.  The Company has excluded this item from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.

(e)

Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (d) above based on statutory tax rates for the periods. The company excluded these items from its adjusted income tax provision because management believed they did not directly reflect the ongoing performance of its store operations and were not reflective of its ongoing income tax provision.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

11/3/16